EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT

                                   STATE OF           NAME UNDER WHICH
     NAME                          INCORPORATION      SUBSIDIARY IS DOING BUSINESS
Brownsville Shopping Center, Inc.  Texas              Brownsville Shopping Center, Inc.
Condev Mission, Inc.               Arkansas           Condev Mission, Inc.
Condev Nevada, Inc.                Nevada             Dillard's
Condev West, Inc.                  Arizona            Dillard's
Construction Developers, Inc.      Arkansas           Construction Developers,Inc.
Dillard's, Inc.                    Delaware           Dillard's
Dillard International, Inc.        Nevada             Dillard International,Inc.
Dillard Investment Co., Inc.       Delaware           Dillard Investment Co.,Inc.
Dillard National Bank              National Banking   Dillard National Bank
                                    Association
Dillard Ticket Systems, Inc.       Arizona            Dillard Ticket Systems,Inc.
Dillard Travel, Inc.               Arkansas           Dillard Travel, Inc.
Dillard USA, Inc.                  Nevada             Dillard's
Dillard's Nevada, Inc.             Nevada             Dillard's Nevada, Inc.
Dillard's Utah, Inc.               Utah               Dillard's Utah, Inc.
Dillard's Wyoming, Inc.            Wyoming            Dillard's
The Higbee Company                 Delaware           Dillard's
J.B. Ivey & Company                North Carolina     Dillard's
Pulaski Realty Company             Arkansas           Pulaski Realty Company
Mercantile Stores Co., Inc.        Delaware           Dillard's
J. Bacon & Sons                    Kentucky           Bacon's
The Castner-Knott Dry Goods Co.    Tennessee          Dillard's
C.J. Gayfer & Company, Inc.        Delaware           Dillard's
Gayfer Montgomery Fair Co.         Delaware           Dillard's
Hennessy Company                   Montana            Dillard's
Mercantile Kansas City, Inc.       Delaware           Dillard's
Ishawn Beauty School, Inc.         Missouri           Dillard's
The Joslin Dry Goods Company       Colorado           Dillard's
The Lion Dry Goods Company         Ohio               Lion
The McAlpin Company                Kentucky           McAlpin
Mercantile Credit Corp.            Louisiana          Mercantile Credit Corp.
Mercantile International, Inc.     Delaware           Mercantile International,Inc.
Mercantile Logistics Company, Inc. Ohio               Mercantile Logistics Company, Inc.
Mercantile Properties, Inc.        Delaware           Mercantile Properties, Inc.
Mercantile Real Estate Co., Inc.   Delaware           Mercantile Real Estate Co., Inc.
Mersco Development Company, Inc.   Delaware           Mersco Development Company, Inc.
Mersco Factors, Inc.               Delaware           Mersco Factors, Inc.
Mersco Finance Corporation         Delaware           Mersco Finance Corporation
Mersco Realty Co., Inc.            Ohio               Mersco Realty Co., Inc.
J.B. White & Company               South Carolina     Dillard's